                                                               Exhibit 4.13

           SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

      THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT ("Agreement") is made this 17th day of June, 1996, among AMERICAN PSYCH SYSTEMS, INC., a Delaware corporation ("Company"), and APPLEWOOD ASSOCIATES, L.P., a New York limited partnership ("Applewood"), SENECA VENTURES, a New York limited partnership ("Seneca"), WOODLAND PARTNERS, a New York general partnership ("Woodland Partners"), WOODLAND VENTURE FUND, a New York limited partnership ("Woodland Venture"), NAZEM & COMPANY IV, L.P., a Delaware limited partnership ("Nazem"), and OXFORD HEALTH PLANS, INC., a Delaware corporation ("Oxford"). (Applewood, Seneca, Woodland Partners and Woodland Venture are herein referred to as the "Applewood Investors".) (The Applewood Investors, Nazem and Oxford are herein after referred to as the "Investors".)

      WHEREAS, the Applewood Investors purchased an aggregate of 2,049,180 shares of the Company's Series I Convertible Preferred Stock ("Series I Preferred Stock") pursuant to the terms of a Series I Convertible Preferred Stock Purchase Agreement ("Purchase Agreement");

      WHEREAS, as further inducement for the Applewood Investors to purchase such shares of Convertible Preferred Stock, the Company agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with respect to the Common Stock issuable upon conversion of the Series I Preferred Stock, in accordance with the terms and conditions set forth in a Registration Rights Agreement dated April 3, 1995 (the "First Registration Rights Agreement");

      WHEREAS, Nazem has purchased (i) 1,024,590 shares of Series I Preferred Stock from the Company pursuant a Second Series I Convertible Preferred Stock Purchase Agreement dated July 18, 1995 (the "Second Purchase Agreement") and
(ii) an additional 1,024,590 shares of Series I Preferred Stock pursuant to Third Series I Convertible Preferred Stock Purchase Agreement dated December 28, 1995 (the "Third Purchase Agreement"). As a condition for its purchase of the Series I Preferred Stock, Nazem required that certain amendments be made to the First Registration Rights Agreement, and such amendments be reflected in that certain Amended and Restated Registrations Agreement, dated July 18, 1995 (the "Second Registration Rights Agreement"), and that certain Amendment to Registration Rights Agreement, dated December 28, 1995 (the "Third Registration Rights Agreement") (the First Registration Rights Agreement, the Second Registration Rights Agreement and the Third Registration Rights Agreement are collectively referred to herein as the "Registration Rights Agreement");

      WHEREAS, the Investors have purchased the Company's 10% Senior Convertible Notes (the "Notes") in the aggregate principal amount of $2,750,000, which Notes are convertible into shares of Series II Convertible Preferred Stock ("Series II Preferred"), pursuant to the terms of a Note Purchase Agreement dated June 17, 1996(the "Note Purchase Agreement");

      WHEREAS, in consideration of the purchase of the Notes by the Investors, the Company issued warrants (the "Warrants") exercisable in the aggregate for 1,127,049 shares of Series I Preferred (Series I Preferred and Series II Preferred and collectively referred to as "Preferred Stock");

      WHEREAS, as a further inducement for the Investors to purchase the Notes, the Company and the Investors entered into a Second Amended and Restated Registration Rights Agreement dated June 17, 1996 which included the Common Stock issuable upon conversion of the Preferred Stock and issuable upon exercise of the Warrants which were being acquired pursuant to the Note Purchase Agreement.


      The Company and each Investor covenant and agree as follows:

      I.    REGISTRATION RIGHTS.

            1.1   CERTAIN DEFINITIONS.

                  As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

                  (b) "Holder" shall mean, individually, any holder of outstanding Registrable Securities (or Warrants, Oxford Warrant or Preferred Stock) and collectively, the holders of outstanding Registrable Securities, but only if such holder or holders is an Investor or an assignee or transferee of registration rights as permitted by Section 3 hereof.

                  (c) The terms "Register", "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act ("Registration Statement"), and the declaration or ordering by the Commission of the effectiveness of such Registration Statement.

                  (d) "Registrable Securities" shall mean the shares of Common Stock issued and issuable to a Holder (i) upon


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conversion of the Preferred Stock, (ii) upon conversion of the Notes, and (iii)
upon exercise of the Warrants. As to any particular Registrable Securities, once issued such Securities shall cease to be Registrable Securities when (w) a registration statement with respect to the sale of such Securities shall have become effective under the Act and such Securities shall have been disposed of in accordance with such registration statement, (x) they shall have been sold pursuant to Rule 144 (or any successor provision) under the Act, (y) following the Company's initial public offering of its Common Stock, they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Act or any state securities or blue sky law then in force, or
(z) they shall have ceased to be outstanding.

                  (e) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 1 hereof, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such Registration.

                  (f) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities by a Holder pursuant to this Agreement.

            1.2 DEMAND REGISTRATION. If the Company shall receive a written request from any Holder or Holders to register all or a part of such Holder's or Holders' Registrable Securities (but not less than twenty percent (20%) of the aggregate Registrable Securities), the Company shall, as promptly as practicable, but in no event later than ninety (90) days after the date on which the request for registration was given to the Company, prepare and file with the Commission a Registration Statement sufficient to permit the public offering and sale of such Registrable Securities, and will use its best efforts through its officers, directors, auditors and counsel to cause such Registration Statement to become effective as promptly as practicable and to maintain the effectiveness thereof for at least nine (9) months; provided, however, that the Company shall not be obligated to file such a Registration Statement covering the Registrable Securities until six (6) months following the consummation of its initial public offering. Other parties, including the Company, shall be permitted to offer securities under any demand registration under this Agreement without the consent of the holders of the Registrable Securities making such demand; provided however that (i) any reduction in the amount of

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securities to be included in such offering shall come from the securities intended to be offered by parties other than the holders of the Registrable Securities, and (ii) if there is an underwriter with respect to such offering (which underwriter shall be a nationally recognized underwriter and shall be chosen by the Holders of a majority of the Registrable Securities to be included in the Registration and such underwriter shall be acceptable to the Company, such acceptance to not be unreasonably withheld), the Company shall not include in such demand registration, any securities held by persons other than holders of the Registrable Securities to the extent that the underwriter determines such securities will interfere with the successful marketing of the offering by the Investor. The demands for Registration may be made at any time after the date hereof. The Company shall be obligated to file two demand Registration Statements requested by the Holders (pursuant to this Section 1.2) for which all Registration Expenses incurred in connection with such Registration shall be borne by the Company. A Registration Statement will not count as the one of the two required demand Registration Statements until it has become effective.

            1.3 "PIGGY-BACK" REGISTRATION RIGHTS. If (but without any obligation to do so) the Company proposes to Register (including for this purpose a Registration effected by the Company for its own account and/or for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the Registration of any Securities of the Company (other than pursuant to Form S-8), the Company shall, at each such time, promptly give the Holders written notice of such Registration. Upon the written request of a Holder given within fifteen (15) days after mailing of such notice by the Company, the Company shall, subject to the following provisions, cause to be included in such Registration all of the Registrable Securities that the Holder has requested to be included. The Holder's right and the Company's obligation to have the Registrable Securities Registered under Section 1.2 and this Section
1.3 hereunder shall continue for a period of three years from the consummation of its initial public offering.

      The Company shall be required under this Section 1.3 to include any of the Holder's securities in an underwritten offering of the Company's securities only in such quantity as will not, in the written opinion of the managing underwriter(s), interfere with the successful marketing of the offering by the Company; provided, however, that, on a percentage basis, any reduction of the amount of securities to be included in such offering by the Holders of Registrable Securities shall not be greater than the reductions imposed on the other persons or entities (but not the Company) whose securities are intended to be offered in such offering.

      Notwithstanding the foregoing, the Company shall have no obligations to include the Investor's Registrable Securities on any registration statement if it is prohibited from doing so pursuant to the terms of a written agreement entered into prior to the date hereof.

            1.4 BLUE SKY. In the event of any Registration pursuant to this Agreement, the Company will exercise its best efforts to Register and qualify the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders for the distribution of such securities; provided, however, that the Company shall not be required to qualify to do business, or to subject itself to taxation in any state or jurisdiction in which it is not now qualified. The Company will furnish to the Holders written advice of its counsel with respect to registration or exemption of such Registrable Securities in such jurisdictions.

            1.5 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with a Registration pursuant to this Agreement shall be borne by the Company. All Selling Expenses shall be borne by the Holders.

            1.6   REGISTRATION PROCEDURES.

                  1.6.1 ADVICE BY COMPANY. The Company will keep the Holders advised as to the initiation and completion of such Registration. At its expense the Company will (i) use its best efforts to keep such Registration effective until nine months after the effective date of the Registration Statement in the case of a Registration on other than a Form S-3 and, in the case of any other Registration, on the earlier of (a) the date on which the Holder has completed the distribution described in the Registration Statement or (b) the date such securities are no longer Registrable Securities; and (ii) furnish such number of prospectuses (including preliminary prospectuses) and other documents as the Holders from time to time may reasonably request.


                  1.6.2 AMENDMENTS. The Company will promptly prepare and file with the Commission such amendments and prospectus supplements, including post-effective amendments, to the Registration Statement as the Company determines may be necessary or appropriate, and use its best efforts to have such post-effective amendments declared effective as promptly as practicable; cause the related prospectus to be supplemented by any prospectus supplement, and as so supplemented, to be filed with the Commission; and notify the Holders of any securities included in such Registration Statement and the underwriter thereof, if any, promptly when a prospectus, any prospectus supplement or post-effective amendment must be filed or has been filed and, with respect to any post-effective amendment, when the same has become effective.

                  1.6.3 UNDERWRITTEN OFFERINGS. In connection with an underwritten offering in which the Registrable Securities are included, at the request of the relevant Holders, on the date or dates that such items are customarily provided, the Company will (a) furnish (i) an opinion, dated as of the relevant date, of the independent counsel representing the Company for the purposes of such Registration, addressed to the underwriter, in a customary form and covering matters of the type customarily covered in such legal opinions; and
(ii) a comfort letter dated as of the relevant date, from the independent certified public accountants of the Company addressed to the underwriter in a customary form and covering matters of the type customarily covered by such comfort letters; such opinion of counsel shall additionally cover such other legal matters with respect to the Registration in respect of which such opinion is being given as such underwriter may reasonably request and such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five business days prior to the date of such letter) with respect to the Registration in respect of which such letter is being given as such underwriter may reasonably request; and (b) with such Holders, enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

            1.7 INFORMATION FURNISHED BY HOLDERS. It shall be a condition precedent to the Company's obligations under this Agreement that the Holders furnish to the Company in writing such information regarding the Holders and the distribution proposed by the Holders as the Company may reasonably request.

            1.8   INDEMNIFICATION.

                  1.8.1 COMPANY'S INDEMNIFICATION OF THE HOLDERS. The Company will indemnify the Holders, each of their respective officers, directors and partners, and each person controlling the Investor within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each of its officers, directors, constituent partners, and each person who controls any underwriter against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claim, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or any related Registration Statement incident to any such Registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration; and the Company will reimburse the Holders, each such underwriter and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 1.8.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld or delayed); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by the Holder and stated to be specifically for use in Registration Statement used in connection with the offering of securities of the Company. Notwithstanding the above, the foregoing indemnity agreement is subject to the condition that, in so far as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of any underwriter, or the Holders (if there is no underwriter), if a copy of the final prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act if the final prospectus corrected the untrue statement or omission or alleged untrue statement or omission.

                  1.8.2 HOLDER'S INDEMNIFICATION OF COMPANY. Each Holder will, if Registrable Securities held by the Holder are included in the securities as to which a Registration is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect hereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration

Statement or related prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Company, such directors, officers, partners, persons, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement or prospectus in reliance upon and in conformity with written information furnished to the Company by the Holder and stated to be specifically for use in the Registration Statement used in connection with the offering of securities of the Company; provided, however, that the Holder's liability under this Section 1.8.2 shall not exceed such Holder's proceeds from the offering of Registrable Securities made in connection with such Registration.

            1.8.3 INDEMNIFICATION PROCEDURE. Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 1.8, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim and shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the parties entitled to indemnification shall have the right to employ separate counsel (reasonably satisfactory to the indemnifying party) to participate in the defense thereof, but (assuming the indemnifying party has assumed the defense of the relevant action as aforesaid) the fees and expenses of such counsel shall be the expense of such indemnified parties unless the named parties to such action or proceedings include both the indemnifying party and the indemnified parties and the indemnifying party or such indemnified parties shall have been advised by counsel that there are one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the reasonable expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party, as the case may be, it being understood, however, that the indemnifying party shall not, in connection with any such action or proceeding or separate or substantially similar or related action or proceeding in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate counsel at any time for the indemnifying party and all indemnified parties, which counsel shall be designated in writing by the Holder. If the indemnifying party withholds consent to a settlement or proposed settlement by the indemnified party, it shall acknowledge to the indemnified party its indemnification obligations hereunder.

                  1.8.4 CONTRIBUTION. If the indemnification provided for in this Section 1.8 from an indemnifying party is unavailable to an indemnified party hereunder in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party and the parties' relative intent, knowledge, access to information supplied by such indemnifying party or indemnified party and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action, suit, proceeding or claim. In no event shall the amount of any such contribution payable by a Holder exceed the amount payable by the Holder under Section 1.8.2 hereunder.


      2. COVENANTS OF THE COMPANY. In connection with the Registration of the Registrable Securities pursuant to this Agreement, the Company agrees to:

            (a) Notify the Holders, at any time when a prospectus relating to Registrable Securities covered by the Registration Statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Company shall use its best efforts to promptly amend or supplement the Registration Statement to correct any such untrue statement or omission.

            (b) Notify the Holders (or in the event of an underwritten offering, the managing underwriter(s)) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

            (c) Permit a single firm of counsel, designated by the Holders who hold Registrable Securities to be included in the Registration, to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing, and shall not file any document in a form to which such counsel reasonably objects.

            (d) Make available for inspection by any Investor that holds Registrable Securities to be included in the Registration, any underwriters participating in the offering pursuant to the Registration Statement and the counsel, accountants or other agents retained by the Holder or any such underwriter, all pertinent financial and other records, corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Holder or any such underwriters in connection with the Registration Statement.

            (e) If the Common Stock is then listed on a national securities exchange, use its best efforts to cause the Registrable Securities to be listed on such exchange if the listing of such Registrable Securities is then permitted under the rules of such exchange, or if the Common Stock is not then listed on a national securities exchange, use its best efforts to facilitate the quotation of the Common Stock on Nasdaq.

            (f) Take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be sold pursuant to the Registration Statement and to enable such certificates to be in such denominations and registered in such names as the Holder or any underwriter may reasonably request.

            (g) Take all other actions reasonably necessary to expedite and facilitate disposition by the Holder of the Registrable Securities pursuant to the Registration Statement.


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

            (h) With a view to making available to the Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Commission that may at any time permit the Holder to sell securities of the Company to the public without registration, the Company agrees to:

                  (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                  (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (iii) furnish to the Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (c) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

      3. ASSIGNMENT OF REGISTRATION RIGHTS. The right to cause the Company, and the obligation of the Company, to register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Company and the Holders to transferees or assignees of such securities; provided, that (a) the Company is, within a reasonable time after such transfer, furnished written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being assigned, (b) immediately following such transfer such securities constitute "restricted securities" as defined in Rule 144 under the Act, and (c) immediately following such transfer, such transferee or assignee holds not less than 10,000 Registrable Securities (as adjusted for stock splits, combinations or similar events).


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

      4.    MISCELLANEOUS.

            4.1 NOTICES. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed (i) if to the Company, at American Psych Systems, Inc., One Democracy Plaza, 6701 Democracy Boulevard, Suite 555, Bethesda, Maryland 20817, Attention: Kenneth A. Kessler, M.D., President; (ii) if to an Applewood Holder, c/o Applewood Associates, L.P., 68 Wheatley Road, Brookville, New York 11545 Attention: Barry Rubenstein, General Partner; (iii) if to Nazem, Nazem and Company IV, L.P., 645 Madison Avenue, New York, New York 10022, Attention: Jeffrey M. Krauss; (iv) if to Oxford, 800 Connecticut Avenue, Norwalk, Connecticut 06854 Attention: Jeffrey
H. Boyd, Esq., or at such other address as each such party furnishes by notice given in accordance with this section 4.1.

            4.2 WAIVER. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, will not operate as a waiver thereof. No waiver will be effective unless and until it is in writing and signed by the party giving the waiver.

            4.3 GOVERNING LAW. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statue or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

            4.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing executed by the Company and the Holders owning more than sixty seven percent (67%) of all of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 4.4 shall be binding upon the Holders and the Company.

            4.5 CONSENT OF APPLEWOOD HOLDERS. The Applewood Investors hereby consent to the sale of the Notes and Warrants to Nazem and Oxford in accordance with the terms of the Note Purchase Agreement, including the other agreements referenced therein, and hereby waive and release their preemptive rights under
Section 4.8 of the Purchase Agreement which arise as a result of the sale of the Notes and Warrants to Nazem and Oxford thereunder.

            4.6 AGREEMENT BINDING. Without further action of the parties, this Amendment shall automatically become effective and binding upon the parties hereto simultaneously with the closing of the sale of the Notes and Warrants to the Investors under the Note Purchase Agreement.

            4.7 EXTENT OF AMENDMENT. Except to the extent expressly set forth herein, this Amended and Restated Registration Rights Agreement does not amend, modify, release or waive any of the terms of the Purchase Agreement, the Second Purchase Agreement or the Third Purchase Agreement.

            4.8 COUNTERPARTS. This Amended and Restated Registration Rights Agreement may be executed in multiple counterparts.



      IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

                                    AMERICAN PSYCH SYSTEMS, INC.


                                    By:   /s/ Kenneth A. Kessler
                                          --------------------------
                                          Name:  Kenneth A. Kessler
                                          Title: President


APPLEWOOD ASSOCIATES, L.P.          SENECA VENTURES



By:   /s/ Barry Rubenstein          By:   /s/ Barry Rubenstein
      ------------------------            -----------------------------
      Name:  Barry Rubenstein             Name:  Barry Rubenstein
      Title: General Partner              Title: General Partner

WOODLAND PARTNERS                   WOODLAND VENTURE FUND



By:   /s/ Barry Rubenstein          By:   /s/ Barry Rubenstein
      ------------------------            -----------------------------
      Name:  Barry Rubenstein             Name:  Barry Rubenstein
      Title: General Partner              Title: General Partner



OXFORD HEALTH PLANS, INC.           NAZEM & COMPANY IV, L.P.

                                    By:  Nazem & Associates IV, L.P.,
                                    Its General Partner


By:  /s/ Jeffrey Boyd               By:  /s/ Jeffrey Krauss
     ------------------------            -----------------------------
     Name: Jeffrey H. Boyd                Name:  Jeffrey Krauss
     Title: Executive Vice                Title: General Partner
            President



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